Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Power Solutions International, Inc.
Wood Dale, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-185096 and No. 333-191166) of Power Solutions International, Inc. of our report dated April 14, 2023, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Chicago, Illinois
April 14, 2023